Exhibit 99.2

PERNIX THERAPEUTICS HOLDINGS, INC
UNAUDITED PRO FORM CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013

	As Reported	Pro Forma Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$9,048,119	$11,564,938	$20,613,057
Accounts receivable, net	26,689,761	(33,231)	26,656,530
Inventory, net	18,968,319	(1,671,074)	17,297,245
Prepaid expenses and other current assets	4,655,948	4,850,000	9,505,948
Prepaid income taxes	5,506,105	─	5,506,105
Deferred income taxes	6,942,000	─	6,942,000
Total current assets	71,810,252	14,710,633	86,520,885
Property and equipment, net	7,200,041		7,200,041
Other assets:
Investments	─	─	─
Goodwill	52,645,405	─	52,645,405
Intangible assets, net	102,414,440	300,000	102,714,440
Assets held for sale	29,000,000	(29,000,000)	─
Other long-term assets	1,384,055	4,850,000	6,234,055
Total assets	$264,454,193	$(9,139,367)	$255,314,826
LIABILITIES
Current liabilities:
Accounts payable	12,643,133	─	12,643,133
Accrued personnel expenses	2,595,489	─	2,595,489
Accrued allowances	31,423,549	(534,482)	30,889,067
Other accrued expenses	5,117,497	─	5,117,497
Other liabilities	15,180,329	─	15,180,329
Debt	18,471,787	(2,666,865)	15,804,922
Total current liabilities	85,431,784	(3,201,347)	82,230,437
Long-term liabilities
Other liabilities	7,808,640	─	7,808,640
Debt	6,414,307	(5,033,333)	1,380,974
Deferred income taxes	43,844,000	─	43,844,000
Total liabilities	143,498,731	(8,234,680)	135,264,051

Commitments and contingencies

Temporary Equity
Common stock subject to repurchase (3,773,079 and 4,427,084 shares as of June 30, 2013)	29,241,362	─	29,241,362

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 90,000,000 shares authorized, 39,240,781 issued and 37,120,890 outstanding at June 30, 2013)	333,478	─	333,478
Treasury stock, at cost (2,119,891 and 2,072,810 shares held at June 30, 2013 and December 31, 2012, respectively)	(3,980,629)	─	(3,980,629
Additional paid-in capital	88,943,737	─	88,943,737
Retained earnings	6,417,514	(904,687)	5,512,827
Total equity	91,714,100	(904,687)	90,809,413

Total liabilities and stockholders’ equity	$264,454,193	$(9,139,367)	$255,314,826

The accompanying notes are an integral part of these consolidated financial statements.

PERNIX THERAPEUTICS HOLDINGS, INC
UNAUDITED PRO FORM CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

	For the Six Months Ended June 30, 2013
	Historical	Pro Forma Adjustments	Pro Forma
Net revenues	$42,651,274	$(3,768,330)	$38,882,944
Costs and operating expenses:
Cost of product sales	24,239,797	(1,652,505)	22,587,292
Selling, general and administrative expenses	27,220,635	827,275	28,047,910
Research and development expense	2,999,300	─	2,999,300
Loss from the operations of the joint venture with SEEK	─	─	─
Depreciation and amortization expense	4,794,700	(116,668)	4,678,032
Loss on sale of assets	4,880	─	4,880
Total costs and operating expenses	59,259,312	(941,898)	58,317,414

Income (loss) from operations	(16,608,038)	(2,826,432)	(19,434,470

Other income (expense):
Change in fair value of put right	(3,970,789)	─	(3,970,789
Change in fair value of contingent consideration	283,000	─	283,000
Interest expense, net	(2,709,184)	346,509	(2,362,675
Gain on sale of investment	3,605,263	─	3,605,263
Total other (loss) income, net	(2,791,710	346,509	(2,445,201

Income (loss) before income taxes	(19,399,748)	(2,479,923)	(21,879,671

Income tax (benefit) provision	(5,384,000)	(521,000)	(5,905,000

Net income (loss)	$(14,015,748)	$(1,958,923)	$(15,974,671

Reclassification adjustment for net realized gain included in net income (loss), net of income tax	(2,975,118)	─	(2,975,118

Comprehensive income (loss)	$(16,990,866)	$(1,958,923)	$(18,949,789

Net income (loss) per share, basic	$(.39)	$(.05)	$(.44
Net income (loss) per share, diluted	$(.39)	$(.05)	$(.44
Weighted-average common shares, basic	35,738,469	35,738,469	35,738,469
Weighted-average common shares, diluted	35,738,469	35,738,469	35,738,469

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

PERNIX THERAPEUTICS HOLDINGS, INC
NOTES TO UNAUDITED PRO FORM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1— BASIS OF PRESENTATION

On September 11, 2013, the Company completed the sale (the “Closing”) of certain of its generic assets held by Cypress (the “Assets”) to Breckenridge pursuant to the Purchase Agreement, as amended.

The acquisition was consummated pursuant to the terms of the Purchase Agreement, as amended.  Breckenridge paid to the Company $2,000,000 in cash upon execution of the Purchase Agreement and $17,850,000 in cash at Closing, and issued two promissory notes, each in an amount of $4,850,000, with one due on the first anniversary after Closing and the other due on the second anniversary after Closing, for an aggregate purchase price of up to $29,550,000.

Pursuant to the terms of the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of May 8, 2013 among the Company and its subsidiaries and MidCap Financial, LLC (“MidCap”), the Closing described above triggered a requirement by the Company to repay the term loan included in the Credit Agreement.  At the Closing, the Company paid approximately $7.7 million to MidCap in fulfillment of this requirement, and as a result, the term loan has been repaid in full.

The unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the Company’s disposition of these properties on its historical financial position and operating results. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 is based on the historical statements of the Company as of June 30, 2013 after giving effect to the transaction as if the disposition had occurred on June 30, 2013. The unaudited pro forma condensed consolidated statements of comprehensive loss for the six months ended June 30, 2013 are based on the historical financial statements of the Company after giving effect to the transaction as if the disposition had occurred on January 1, 2012.

Due to the fact that the Company purchased the Cypress assets on December 31, 2012, the unaudited condensed consolidated statement of operations for the year ended December 31, 2012 after giving effect to the transaction as if the disposition had occurred on January 1, 2012 is identical to the consolidated statement of comprehensive income included in the Company’s Form 10-K for the year ended December 31, 2012 for that same period.  The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q, filed August 9, 2013, and its Annual Report on Form 10-K, filed March 18, 2013.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Pro forma adjustments related to the unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 were computed assuming the transaction was consummated on June 30, 2013 and include adjustments which give effect to events that are directly attributable to the transaction and factually supportable regardless of whether they have a continuing impact or are nonrecurring.

Pro forma adjustments related to the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 were computed assuming the transaction was consummated on January 1, 2012 and include adjustments which give effect to events that are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on the registrant, and (iii) factually supportable.

NOTE 2— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The unaudited pro forma condensed consolidated balance sheet at June 30, 2013 reflects the following pro forma adjustments:

(1)	Reflects the use of a portion of the net proceeds to repay part of the amounts outstanding under the Company’s Credit Agreement with the remaining proceeds retained in Cash and cash equivalents.

(2)	Reflects the disposition of assets sold as of June 30, 2013 from intangible assets, net.

The adjustment to retained earnings includes the write-off of inventory and other prepaid expenses related to inventory not transferred to the buyer of approximately $550K. in addition to interest expense, broker fees, and a credit to the buyer for product transition expenses.

NOTE 3— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 reflect the following pro forma adjustments:

(1)	Eliminates the revenues and cost of goods sold as if the transaction occurred on January 1, 2012.

(2)	Reflects the reduction in amortization resulting from excluding the assets that were sold from intangible assets, net as if the transaction occurred on January 1, 2012.

(3)	Reduces interest expense resulting from applying a portion of the net proceeds as the repayment of the term loan balance outstanding at September 11, 2013 under the Company’s Credit Agreement.

(4)	Reflects an adjustment to income tax expense as a result of the adjustments described above.